Exhibit 99.(I)(1)

July 28, 2025

WisdomTree Trust

250 West 34th Street, 3rd Floor

New York, NY 10119

Re:	Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to WisdomTree Trust (the “Trust”), a Delaware statutory trust, in connection with Post-Effective Amendment No. 955 to the Trust’s registration statement on Form N-1A to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about July 28, 2025 (the “Registration Statement”), with respect to the issuance of shares of beneficial interest, with $0.001 par value per share (collectively, the “Shares”), of each separate series of the Trust listed on Schedule A hereto (each, a “Fund”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), dated as of a recent date, as to the existence and good standing of the Trust;

(b)	A copy, certified by the Delaware Secretary of State, of the Trust’s Certificate of Trust, as filed with the Delaware Secretary of State on December 15, 2005, and as amended and filed with the Delaware Secretary of State on June 16, 2022 (the “Certificate of Trust”);

(c)	Copies of the Trust’s Trust Instrument, dated December 15, 2005, and Schedule A thereto as revised to date (the “Trust Instrument”), and the Trust’s By-Laws, dated December 15, 2005, as amended June 16, 2016 (the “By-Laws”), each certified by an authorized officer of the Trust;

(d)	A certificate executed by an authorized officer of the Trust certifying that the Board of Trustees of the Trust has adopted resolutions that properly establish each Fund, authorize the issuance of Shares of each Fund, and authorize the offer and sale of such Shares (the “Resolutions”); and

(e)	A printer’s proof of the Registration Statement.

Morgan, Lewis & Bockius llp

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001

WisdomTree Trust

July 28, 2025

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.  We have assumed that the Registration Statement, as filed with the Commission, will be in substantially the form of the printer’s proof referred to in paragraph (e) above.  We also have assumed for the purposes of this opinion that the Certificate of Trust, Trust Instrument, By-Laws, and Resolutions will not have been amended, modified, or withdrawn with respect to matters relating to the Shares, and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law that any tribunal may apply to such transactions. In addition, to the extent that the Trust Instrument or the By-Laws refer to, incorporate, or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Trust Instrument, By-Laws, Resolutions, and Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

WisdomTree Trust

July 28, 2025

Schedule A

U.S. Total Dividend Fund

U.S. High Dividend Fund

U.S. AI Enhanced Value Fund

U.S. LargeCap Dividend Fund

U.S. MidCap Dividend Fund

U.S. SmallCap Dividend Fund

U.S. Value Fund

U.S. Quality Growth Fund

U.S. MidCap Quality Growth Fund

U.S. SmallCap Quality Growth Fund

U.S. Quality Dividend Growth Fund

U.S. SmallCap Quality Dividend Growth Fund

U.S. LargeCap Fund

U.S. MidCap Fund

U.S. SmallCap Fund

U.S. Multifactor Fund

International Equity Fund

International High Dividend Fund

International LargeCap Dividend Fund

International MidCap Dividend Fund

International SmallCap Dividend Fund

International AI Enhanced Value Fund

International Quality Dividend Growth Fund

International Multifactor Fund

Europe Quality Dividend Growth Fund

Europe SmallCap Dividend Fund

Japan SmallCap Dividend Fund

Japan Hedged Equity Fund

Japan Opportunities Fund

Europe Hedged Equity Fund

European Opportunities Fund

International Hedged Quality Dividend Growth Fund

India Hedged Equity Fund

Global High Dividend Fund

Global ex-U.S. Quality Dividend Growth Fund

New Economy Real Estate Fund

Emerging Markets High Dividend Fund

Emerging Markets SmallCap Dividend Fund

Emerging Markets Quality Dividend Growth Fund

Emerging Markets Multifactor Fund

Emerging Markets ex-State-Owned Enterprises Fund

India Earnings Fund

China ex-State-Owned Enterprises Fund